Exhibit 99.1

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of Toys “R” Us, Inc. (the “Company”) for the period ended May 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John H. Eyler, Jr., Chief Executive Officer of the Company, certify, to the best of the knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    the Report fully complies with the requirements of Section 13(a) or 15(d) of the
       Securities Exchange Act of 1934, as amended; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John H. Eyler, Jr._______
Name:	John H. Eyler, Jr.
Title:	Chairman of the Board,
President and
Chief Executive Officer
Date:	June 16, 2003

A signed original of this written statement required by Section 906 has been provided to Toys “R” Us, Inc. and will be retained by Toys “R” Us, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.